UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - January 12, 2007

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

50 MAIN STREET, HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 1.01	Entry into a Material Definitive Agreement

On January 1, 2007, the Company entered into Termination Agreements with Stephen N. Lawrenson and Joseph M. Ferretti with the initial term commencing as of January 1, 2007, and ending on December 31, 2008 and will be automatically extended to provide for a two (2) year term, annually, on January 1, 2008, and again on January 1 of each year thereafter. The Company considers the continued services of these Executives to be in the best interest of the Company and its shareholders and desires to induce the Executive to remain in the employ of the Bank on an impartial and objective basis in the event of a change in control.

A copy of these agreements are included as Exhibit 10.11 and 10.12 to this report.

Item 9.01 (c)	Financial Statements and Exhibits
10.11 Termination Agreement Between Peoples Financial Services Corp. and Stephen N. Lawrenson 10.12 Termination Agreement Between Peoples Financial Services Corp. and Joseph M. Ferretti

 EXHIBIT INDEX

Exhibit		Page Number of Manually Signed Original
10.11	Termination Agreement Between Peoples Financial Services Corp. and Stephen N. Lawrenson	5
10.12	Termination Agreement Between Peoples Financial Services Corp. and Joseph M. Ferretti	12

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

	/s/	Richard S. Lochen, Jr.
Dated: January 12, 2007		By: Richard S. Lochen, Jr. President & CEO

	/s/	Debra E. Dissinger
Dated: January 12, 2007		By: Debra E. Dissinger Executive Vice President/COO

	/s/	Joseph M. Ferretti
Dated: January 12, 2007		By: Joseph M. Ferretti Vice President/CCO

	/s/	Frederick J. Malloy
Dated: January 12, 2007		By: Frederick J. Malloy Asst. Vice President/Controller